 Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-270248
PROSPECTUS SUPPLEMENT
(To Prospectus dated March 3, 2023)
13,510,817 Shares
Common Shares of Beneficial Interest

This prospectus supplement and accompanying base prospectus relate to the offer and sale from time to time of 13,510,817 of our common shares of beneficial interest, par value $0.01 per share (the “common shares”). The common shares to which this prospectus supplement relates will be offered from time to time through Wells Fargo Securities, LLC (“Wells Fargo Securities”), Barclays Capital Inc. (“Barclays”), BMO Capital Markets Corp. (“BMO”), BofA Securities, Inc. (“BofA”), BTIG, LLC (“BTIG”), Goldman Sachs & Co. LLC (“Goldman Sachs”), Jefferies LLC (“Jefferies”), Regions Securities LLC (“Regions”) and Truist Securities, Inc. (“Truist”) as our sales agents subject to the terms and conditions of an equity distribution agreement (the “equity distribution agreement”) with us. We refer to each of Wells Fargo Securities, Barclays, BMO, BofA, BTIG, Goldman Sachs, Jefferies, Regions and Truist when acting in this capacity as a sales agent and, collectively, as the sales agents. Upon entry into the equity distribution agreement, we terminated our prior at-the-market offering program. At the time of such termination, 3,510,817 common shares remained unsold under such prior program.
Sales of the shares, if any, under the equity distribution agreement will be made (i) by any method permitted by law to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions, sales to or through a market maker or through an electronic communications network or sales directly on the New York Stock Exchange (“NYSE”), the existing trading market for our common shares, or (ii) by any other method permitted by applicable law and agreed to by us in writing, including through an alternative trading system or any other market venue, in the over-the-counter market, and in privately negotiated transactions, including block trades. The equity distribution agreement provides that, in addition to the issuance and sale of common shares by us through the sales agents, we also may enter into separate forward sale agreements between us and each of Wells Fargo Bank, National Association, Bank of America, N.A., Bank of Montreal, Barclays Bank PLC, Goldman Sachs, Jefferies, Nomura Global Financial Products, Inc., Regions and Truist Bank. We refer to each of these entities, when acting in such capacity, as a forward purchaser and, collectively, as the forward purchasers. In connection with each forward sale agreement, the relevant forward purchaser will, at our request, attempt to borrow from third parties and sell, through its related sales agent (if applicable), a number of our common shares equal to the number of common shares that underlie the forward sale agreement to hedge its exposure under such forward sale agreement. We refer to a sales agent (except with respect to BTIG) or to Nomura Securities International, Inc. (acting through BTIG, LLC as sales agent), when acting as the agent for a forward purchaser, as a forward seller and, collectively, as the forward sellers.
Under the terms of the equity distribution agreement, we also may sell our common shares to each of the sales agents, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell common shares to any of the sales agents, as principal, we will enter into a separate sales agreement with such sales agent and we will describe the material terms of such agreement in a separate prospectus supplement or pricing supplement.
We intend to contribute the net proceeds that we receive upon the sale of common shares by us through the sales agents to CubeSmart, L.P., a Delaware limited partnership, our operating subsidiary (the “Operating Partnership”), in exchange for partnership units of the Operating Partnership (“OP Units”). The Operating Partnership intends to use the net proceeds from this offering for general business purposes, including, without limitation, repayment of outstanding debt, acquisitions, developments, investments in joint ventures, capital expenditures, working capital and other general corporate purposes. See “Use of Proceeds” in this prospectus supplement.
We will not initially receive any proceeds from the sale of borrowed common shares by the forward sellers, as agents for the forward purchasers, in connection with any forward sale agreement as a hedge of its exposure under such forward sale agreement. In the event of full physical settlement of a forward sale agreement, which we expect to occur on or prior to the maturity date of such forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the initial forward price under the forward sale agreement and the number of common shares underlying the forward sale agreement, subject to the price adjustment and other provisions of the forward sale agreement. We currently intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement, for the purposes provided in the paragraph above. If, however, we elect to cash settle or net share settle any forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the second preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or common shares (in the case of any net share settlement) to the relevant forward purchaser. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.
Our common shares are listed and traded on the NYSE under the symbol “CUBE”. The last reported sale price of our common shares on the NYSE on February 28, 2025 was $41.28 per share.
We will pay each sales agent a commission of up to 1.50% of the gross sales price of all common shares sold through it as our sales agent under the equity distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will be our net proceeds for the sale of the shares. In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward price payable by the relevant forward purchaser under its forward sale agreement, a commission of up to 1.50% of the sales price of all borrowed common shares sold during the applicable period by it as a forward seller.
To preserve our status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, we impose certain restrictions on the ownership of our common shares. See “Description of CubeSmart’s Capital Shares — Restrictions on Ownership and Transfer” in the accompanying prospectus.
Investing in our common shares involves risks. For a description of these risks, see “Risk Factors” beginning on page S-7 of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.
Wells Fargo Securities	Barclays	BMO Capital Markets	BofA Securities	BTIG
Goldman Sachs & Co. LLC	Jefferies	Regions Securities LLC	Truist Securities
The date of this prospectus supplement is March 3, 2025.

PROSPECTUS SUPPLEMENT
PROSPECTUS
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed with the SEC in connection with this offering. We have not, and the sales agents, forward sellers and forward purchasers (and their affiliates) have not, authorized anyone to provide you with additional or different information. If any person provides you with additional or different information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the registered common shares to which they relate, nor is this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to, or updates, information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated March 3, 2023, gives more general information about our common shares and other securities we may offer from time to time, some of which may not apply to this offering.
You should carefully read this prospectus supplement, the accompanying prospectus and the additional information incorporated by reference herein and therein before investing in our common shares. See “Incorporation of Certain Information By Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus. These documents contain important information that you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of common shares. This prospectus supplement may add to, update or change the information contained in the accompanying prospectus and the information incorporated by reference herein and therein from a filing we make with the SEC on, or prior to, the date of this prospectus supplement. To the extent that there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in a filing we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the date hereof, on the other hand, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC after the date of this prospectus supplement that adds to, updates or changes information contained in this prospectus supplement, the accompanying prospectus or an earlier filing we made with the SEC shall be deemed to modify and supersede such information in this prospectus supplement, the accompanying prospectus or the earlier filing.
As used in this prospectus supplement, unless the context otherwise requires, references to “CubeSmart” refer to CubeSmart, a Maryland REIT; references to the “Operating Partnership” refer to CubeSmart, L.P., a Delaware limited partnership; and references to “we,” “us,” “our” or similar expressions refer collectively to CubeSmart and its consolidated subsidiaries (including the Operating Partnership).
FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference into this prospectus supplement and the accompanying prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents and information incorporated by reference into this prospectus supplement or the accompanying prospectus, or which management may make orally or in writing from time to time, as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement, the dates of the documents incorporated by reference herein or as of the dates otherwise indicated in the statements, as applicable. All of our forward-looking statements, including those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus are qualified in their entirety by this statement.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in, contemplated by or incorporated by reference in this prospectus supplement or the accompanying prospectus. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K and our subsequently filed reports with the SEC, which are incorporated by reference in this prospectus supplement and in the accompanying prospectus. These risks include, but are not limited to, the following:
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adverse changes in economic conditions in the real estate industry and in the markets in which we own and operate self-storage properties;

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the effect of competition from existing and new self-storage properties and operators on our ability to maintain or raise occupancy and rental rates;

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the failure to execute our business plan;

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adverse consumer impacts and declines in general economic conditions from inflation, rising interest rates and wage stagnation, including the impact on the demand for self-storage, rental rates and fees and rent collection levels;

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reduced availability and increased costs of external sources of capital;

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financing risks, including rising interest rates, the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing or future debt;

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counterparty non-performance related to the use of derivative financial instruments;

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risks related to our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

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the failure of acquisitions and developments to close on expected terms, or at all, or to perform as expected;

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increases in taxes, fees and assessments from state and local jurisdictions;

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the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;

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reductions in asset valuations and related impairment charges;

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negative publicity relating to our business or industry, which could adversely affect our reputation;

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increases in operating costs, including without limitation, insurance, utility and other general expenses, which could adversely affect our financial results;

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cybersecurity breaches, cyber or ransomware attacks or a failure of our networks, systems or technology, which could adversely impact our business, customer and employee relationships or result in fraudulent payments;

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risks associated with generative artificial intelligence tools and large language models and the conclusions that these tools and models may draw about our business and prospects in connection with the dissemination of negative opinions, characterizations or disinformation;

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changes in real estate, zoning, use and occupancy laws or regulations;

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risks related to or consequences of earthquakes, hurricanes, windstorms, floods, wildfires, other natural disasters or acts of violence, pandemics, active shooters, terrorism, insurrection or war that impact the markets in which we operate;

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potential environmental and other material liabilities;

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governmental, administrative and executive orders, regulations and laws, which could adversely impact our business operations and customer and employee relationships;

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uninsured or uninsurable losses and the ability to obtain insurance coverage, indemnity or recovery from insurance against risks and losses;

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changes in the availability of and the cost of labor; and

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other factors affecting the real estate industry generally or the self-storage industry in particular.

Given these uncertainties and risks, prospective investors are cautioned not to place undue reliance on forward-looking statements. Except with respect to such material changes to our risk factors as may be reflected from time to time in our quarterly filings or as otherwise required by law, we are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus, whether as a result of new information, future events or otherwise. Because of the factors referred to above, the future events discussed in or incorporated by reference in this prospectus supplement or the accompanying prospectus may not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

SUMMARY
The information below is only a summary of more detailed information included elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that is important to you or that you should consider before you invest in our common shares. The other information is important, so please read carefully this prospectus supplement and the accompanying prospectus as well as the information incorporated by reference herein and therein before you invest in our common shares.
Overview
CubeSmart is a self-administered and self-managed REIT focused, through the Operating Partnership, primarily on the ownership, operation, development, management and acquisition of self-storage properties in the United States.
Stores
As of December 31, 2024, we owned (or partially owned and consolidated) 631 self-storage properties located in 25 states and in the District of Columbia containing an aggregate of approximately 45.8 million rentable square feet.
As of December 31, 2024, we owned stores in the District of Columbia and the following 25 states: Arizona, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Maryland, Massachusetts, Minnesota, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Utah and Virginia. In addition, as of December 31, 2024, we managed 902 stores for third parties (including 77 stores containing an aggregate of approximately 5.6 million net rentable square feet as part of six separate unconsolidated real estate ventures) bringing the total number of stores we owned and/or managed to 1,533. As of December 31, 2024, we managed stores for third parties in the District of Columbia and the following 40 states: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Vermont, Virginia, Washington and Wisconsin.
Our self-storage properties are located in major metropolitan areas as well as suburban areas and have numerous customers per store. No single customer represented a significant concentration of our 2024 revenues. Our stores in New York, Florida, California and Texas provided approximately 18%, 14%, 11% and 9%, respectively, of total revenues for the year ended December 31, 2024.
Corporate
CubeSmart was formed in July 2004 as a Maryland REIT. We own our assets and conduct our business through the Operating Partnership and its subsidiaries. We control the Operating Partnership as its sole general partner and, as of December 31, 2024, we owned a 99.5% interest in the Operating Partnership. The Operating Partnership has been engaged in virtually all aspects of the self-storage business, including the ownership, operation, development, management and acquisition of self-storage properties.
Our principal executive offices are located at 5 Old Lancaster Road, Malvern, Pennsylvania 19355 and our telephone number is (610) 535-5000.
We maintain a website at www.cubesmart.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING
Issuer
CubeSmart
Securities Offered
Up to 13,510,817 common shares
Use of Proceeds
We intend to contribute the net proceeds that we receive upon the sale of common shares by us through the sales agents, to the Operating Partnership in exchange for OP Units. The Operating Partnership intends to use the net proceeds from this offering for general business purposes, including, without limitation, repayment of outstanding debt, acquisitions, developments, investments in joint ventures, capital expenditures, working capital and other general corporate purposes.
We will not initially receive any proceeds from the sale of borrowed common shares by the forward sellers, as agents for the forward purchasers, in connection with any forward sale agreement as a hedge of its exposure under the forward sale agreement. In the event of full physical settlement of a forward sale agreement, which we expect to occur on or prior to the maturity date of such forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the initial forward price under the forward sale agreement and the number of common shares underlying the forward sale agreement, subject to the price adjustment and other provisions of the forward sale agreement. We currently intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement, for the purposes provided in the paragraph above. If, however, we elect to cash settle or net share settle any forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the second preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or common shares (in the case of any net share settlement) to the relevant forward purchaser. See “Use of Proceeds” in this prospectus supplement.
NYSE Symbol
“CUBE”
Risk Factors
Investing in our common shares involves risks. For a description of these risks, see “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying base prospectus.
Restrictions on Ownership and Transfer
Our charter imposes restrictions on ownership and transfer of our common shares to assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes. See “Description of CubeSmart’s Capital Shares — Restrictions on Ownership and Transfer” in the accompanying prospectus.

For additional information concerning our common shares, see “Description of CubeSmart’s Capital Shares” in the accompanying prospectus. For a description of the U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common shares, see “Material United States Federal Income Tax Considerations” in Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in “Material United States Federal Income Tax Considerations” in the accompanying prospectus, as may be updated or supplemented from time to time in the future through filings we make under the Exchange Act.

RISK FACTORS
An investment in our common shares involves a high degree of risk. In consultation with your own financial and legal advisers, you should consider carefully, among other matters, the factors set forth below as well as the risk factors set forth in our most recent Annual Report on Form 10-K and any subsequently filed periodic reports that are incorporated by reference in this prospectus supplement and in the accompanying prospectus before deciding whether an investment in our common shares is suitable for you. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations. These risks could materially adversely affect, among other things, our business, financial condition or results of operations, and could cause the trading price of our common shares to decline, resulting in the loss of all or part of your investment.
A large number of our common shares available for future sale could adversely affect the market price of our common shares and may be dilutive to current shareholders.
The sales of a substantial number of our common shares, or the perception that such sales could occur, could adversely affect the price for our common shares. Our Board of Trustees may authorize the issuance of additional authorized but unissued common shares or other authorized but unissued securities at any time, including pursuant to equity incentive plans. Accordingly, we may, from time to time and at any time, seek to offer and sell our equity securities, including sales of our common shares in this offering, based upon market conditions and other factors.
From time to time, we also may issue common shares or OP Units in connection with property, portfolio or business acquisitions. We may grant demand or piggyback registration rights in connection with these issuances. The sale or issuance of substantial amounts of our common shares (including issuances of common shares upon redemptions of OP Units), or securities convertible into or exchangeable or exercisable for common shares, or the perception that these sales or issuances could occur, may adversely affect the prevailing market price of our common shares or may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities.
Furthermore, the existence of OP units and our common shares reserved for issuance upon redemption of OP units or the vesting of equity awards may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future sales of our common shares may be dilutive to our existing shareholders.
The market price of our common shares fluctuates continuously, which could negatively affect us and holders of our common shares.
The price of our common shares on the NYSE fluctuates continuously. Fluctuations in the market price of our common shares are caused by a variety of factors, many of which are beyond our control. These factors include the factors that may influence our business as discussed in our most recent Annual Report on Form 10-K and in the documents that we file with the Securities and Exchange Commission after the date of this prospectus supplement and which are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. In addition, in recent years, the stock market in general has experienced periods of extreme price and volume fluctuations. These fluctuations have had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. Similarly, broad market fluctuations may in the future adversely affect the market price of our common shares regardless of our operating results. Regardless of the cause, future volatility in the market price of our common shares may prevent you from being able to resell our common shares at or above the price you pay for shares sold to you under this prospectus supplement.
This offering may have a dilutive effect on our earnings per share and funds from operations per share.
This offering may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of our common shares in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our equity securities, cannot be determined at this time. The market price of our common shares could decline as a result of sales of a large number of our common shares in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.
Future offerings of debt or equity securities may adversely affect the market price of our common shares.
In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities, including commercial paper, medium-term notes, senior or subordinated notes, and classes of preferred shares. If we decide to issue senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Holders of senior securities may be granted specific rights, including the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under an indenture, rights to restrict dividend payments, and rights to require approval to sell assets. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges more favorable than those of our common shares and may result in dilution of owners of our common shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Upon liquidation, holders of our debt securities and preferred shares, and lenders with respect to other borrowings, will receive a distribution of our available assets prior to the holders of our common shares. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common shares, or both. Any preferred shares we issue in the future could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus, holders of our common shares bear the risk of our future offerings reducing the market price of our common shares and diluting their shareholdings in us.
Settlement provisions contained in any forward sale agreement subject us to certain risks.
A forward purchaser will have the right to accelerate a forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such forward purchaser determines is affected by such event) and require us to settle on a date specified by such forward purchaser if:
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such forward purchaser is unable, after using commercially reasonable efforts, to borrow (or maintain a borrowing of) sufficient common shares to hedge its position under the relevant forward sale agreement at a rate equal to or less than an agreed maximum share borrowing rate;

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such forward purchaser determines that it has an excess Section 13 ownership position or an excess regulatory ownership position (as such terms are defined in the applicable forward sale agreement) with respect to certain ownership restrictions and related filing requirements under federal securities laws, Maryland corporate laws or other applicable laws and regulations, as applicable;

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we declare a dividend or distribution on our common shares that constitutes an extraordinary dividend (as defined in the applicable forward sale agreement);

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there occurs a public announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law (in each case, as determined pursuant to the terms of the applicable forward sale agreement); or

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certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the applicable forward sale agreement, certain bankruptcy events (excluding certain insolvency filings by us or an appropriate authority) or a market disruption event during a specified period that lasts for more than eight scheduled trading days (in each case, as determined pursuant to the terms of such forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of any forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver common shares under the physical settlement provisions of the particular forward sale agreement, irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share.

We expect that any forward sale agreement will settle by the settlement date specified in such forward sale agreement. However, such forward sale agreement may be settled earlier in whole or in part at our option, subject to the satisfaction of certain conditions. The applicable forward sale agreement will be physically settled by delivery of our common shares, unless we elect to cash settle or net share settle such forward sale agreement, subject to the satisfaction of certain conditions. Upon physical settlement or, if we so elect, net share settlement of such forward sale agreement, delivery of our common shares in connection with such physical settlement or, to the extent we are obligated to deliver common shares, net share settlement will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the common shares underlying a particular forward sale agreement, we expect that the relevant forward purchaser (or an affiliate thereof) will purchase a number of our common shares necessary to satisfy its or its affiliate’s obligation to return the common shares borrowed from third parties in connection with the related sales of our common shares. In addition, the purchase of our common shares in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could result in an increase (or a reduction in the amount of any decrease) in the price of our common shares over such time, thereby increasing the amount of cash we would owe to such forward purchaser (or decreasing the amount of cash such forward purchaser would owe us) upon a cash settlement of such forward sale agreement or increasing the number of our common shares we would deliver to such forward purchaser (or decreasing the number of our common shares such forward purchaser would deliver to us) upon net share settlement of such forward sale agreement.
The forward sale price we expect to receive upon physical settlement of any forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread, and will be decreased on certain dates by amounts related to expected dividends on our common shares during the term of the applicable forward sale agreement. If the federal funds rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. If the market value of our common shares during the relevant unwind period under a particular forward sale agreement is above the forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under the relevant forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of our common shares having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment. If the market value of our common shares during the relevant unwind period under a particular forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by a forward purchaser under the applicable forward sale agreement or, in the case of net share settlement, we would receive from such forward purchaser a number of our common shares having a value equal to the difference. See “Plan of Distribution (Conflicts of Interest) — Sales Through Forward Sellers” for information on the forward sale agreements.
In certain bankruptcy or insolvency events, any forward sale agreements will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common shares.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if an appropriate regulatory or other authority takes similar action, any forward sale agreements that are then in effect will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the relevant forward purchaser any of our common shares not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any of our common shares not previously settled. Therefore, to the extent there are any common shares with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the forward sale price per share in respect of those common shares.
The U.S. federal income tax treatment of the cash that we might receive from cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.
In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the relevant forward purchaser. Under Section 1032 of the Internal Revenue Code of 1986, as amended (the “Code”), generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our shares would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (1) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (2) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, as discussed in “Material United States Federal Income Tax Considerations” in Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in “Material United States Federal Income Tax Considerations” in the accompanying prospectus, as may be updated or supplemented from time to time in the future through filings we make under the Exchange Act, multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

USE OF PROCEEDS
We intend to contribute the net proceeds that we receive upon the sale of common shares by us through the sales agents to the Operating Partnership in exchange for OP Units. The Operating Partnership intends to use the net proceeds from this offering for general business purposes, including, without limitation, repayment of outstanding debt, acquisitions, developments, investments in joint ventures, capital expenditures, working capital and other general corporate purposes.
We will not initially receive any proceeds from the sale of borrowed common shares by the forward sellers, as agents for the forward purchasers, in connection with any forward sale agreement as a hedge of the forward sale agreement. In the event of full physical settlement of a forward sale agreement, which we expect to occur on or prior to the maturity date of such forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the initial forward price under the forward sale agreement and the number of common shares underlying the forward sale agreement, subject to the price adjustment and other provisions of the forward sale agreement. We currently intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement, for the purposes provided in the first paragraph of this section. If, however, we elect to cash settle or net share settle any forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the second preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or common shares (in the case of any net share settlement) to the relevant forward purchaser. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.
Certain of the sales agents, forward sellers or forward purchasers or their affiliates are lenders and/or agents under our unsecured revolving credit facility. Certain of the sales agents, forward sellers or forward purchasers or their affiliates also act as lenders under mortgages on certain of our stores. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed, may borrow or re-borrow in the future under the unsecured revolving credit facility or any mortgages, those lenders will receive their pro rata portion of any of the proceeds from this offering that we use to repay any such amounts. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.
Pending the uses described above, we may invest the net proceeds in short-term, interest-bearing securities or accounts, consistent with our intention to continue to qualify as a REIT for U.S. federal income tax purposes.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have entered into the equity distribution agreement with the sales agents, the forward sellers and the forward purchasers under which we may issue and sell over a period of time and from time to time 13,510,817 common shares through the sales agents. Further, the equity distribution agreement provides that, in addition to the issuance and sale of common shares by us through the sales agents, we may deliver instructions to each sales agent specifying that the forward sellers use their commercially reasonable efforts to sell, from time to time, common shares borrowed by or on behalf of the applicable forward purchaser in connection with one or more forward sale agreements as described below. In no event will the aggregate number of common shares sold through the sales agents under the equity distribution agreement and through the forward sellers under any forward sale agreements exceed 13,510,817 shares.
Sales of the shares, if any, under the equity distribution agreement will be made (i) by any method permitted by law to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including by means of ordinary brokers’ transactions, sales to or through a market maker or through an electronic communications network or sales directly on the NYSE, the existing trading market for our common shares, or (ii) by any other method permitted by applicable law and agreed to by us in writing, including through an alternative trading system or any other market venue, in the over-the-counter market, and in privately negotiated transactions, including block trades. Nothing in the equity distribution agreement shall be deemed to require us or the sales agents and any related forward seller to agree to the method of offer and sale specified in clause (i) in the prior sentence, and any party may withhold its consent thereto in any such party’s sole discretion. Our sales agents will not engage in any prohibited stabilizing transactions in connection with this offering.
We will deliver to the NYSE copies of this prospectus supplement pursuant to the rules of the exchange. We will report at least quarterly (i) the number of common shares sold through the sales agents under the equity distribution agreement, (ii) the number of borrowed common shares sold by the forward sellers, as agents for the forward purchasers, in connection with any forward sale agreements as described below under “— Sales Through Forward Sellers” and (iii) the net proceeds to us and the compensation paid by us to the sales agents in connection with the transactions described in clauses (i) and (ii) in the prior sentence.
In connection with the sale of common shares on our behalf, each of the sales agents and/or the forward sellers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to a sales agent and/or a forward seller may be deemed to be underwriting commissions or discounts. We have agreed in the equity distribution agreement to provide indemnification and contribution to each of the sales agents, forward sellers and forward purchasers against certain civil liabilities, including liabilities under the Securities Act.
If any of the sales agents or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other party and sales of common shares under the equity distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the sales agents and us.
The offering of our common shares pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of an aggregate of 13,510,817 of our common shares, subject to the equity distribution agreement (including shares sold by us to or through the sales agents and borrowed shares sold by the forward sellers) and any forward sale agreement and (ii) the termination of the equity distribution agreement by us, the sales agents, the forward sellers or the forward purchasers as permitted thereby.
Because there is no minimum offering amount contemplated by the equity distribution agreement, commissions and net proceeds to us from the sale of common shares under this prospectus supplement and the accompanying prospectus, if any, are not determinable at this time. We estimate that the total expenses of this offering payable by us, excluding discounts and commissions under the equity distribution agreement, will be approximately $250,000.

Sales Through or to Sales Agents
Each sales agent will offer our common shares subject to the terms and conditions of the equity distribution agreement. We will designate the minimum price per share at which the shares may be sold and the maximum amount of common shares to be sold through the sales agents on a daily basis or otherwise determine such maximum amount together with the sales agents. Subject to the terms and conditions of the equity distribution agreement, each sales agent, as applicable, will use its commercially reasonable efforts to sell as our sales agent and on our behalf, all of the designated common shares. We or any of the sales agents may suspend the offering of common shares being made through the sales agents under the equity distribution agreement upon proper notice to the other party.
Each sales agent will receive from us a commission equal to up to 1.50% of the gross sales price per share for any shares sold through it as our sales agent under equity distribution agreement. The remaining sales proceeds, after deducting transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. We have agreed to reimburse the sales agents for certain of their legal and other expenses in certain circumstances.
Under the terms of the equity distribution agreement, we also may sell our common shares to each of the sales agents, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell common shares to any of the sales agents, as principal, we will enter into a separate sales agreement with such sales agent and we will describe the material terms of such agreement in a separate prospectus supplement or pricing supplement.
Each sales agent will provide written confirmation to us following the close of trading on the NYSE each day in which common shares are sold by such sales agent for us under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share, the net proceeds to us and the compensation payable by us to the applicable sales agent.
Settlement for sales of common shares will occur, unless the parties agree otherwise, on the first trading day following the date on which any sales were made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Sales Through Forward Sellers
From time to time during the terms of the equity distribution agreement, and subject to the terms and conditions set forth therein, we may enter into one or more forward sale agreements with a forward purchaser. Upon acceptance by a forward seller and the applicable forward purchaser (which they may decline in their sole discretion) of an instruction from us requesting that the forward seller execute sales of borrowed common shares as a forward seller in connection with the applicable forward sale agreement and subject to the terms and conditions of the equity distribution agreement, the relevant forward purchaser will attempt to borrow, and the relevant forward seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, such common shares to hedge such forward purchaser’s exposure under such forward sale agreement. We or the relevant forward seller may immediately suspend the offering of common shares at any time upon proper notice to the other party.
We expect that settlement between the relevant parties with respect to shares borrowed by the relevant forward purchaser and sold by the relevant forward seller will occur on the first trading day following each date the sales are made, unless another date is agreed to in writing by the relevant parties. The obligation of the relevant forward seller under the equity distribution agreement to execute such sales of common shares is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.
In connection with each forward sale agreement, we will pay the relevant forward seller, in the form of a reduced initial forward price payable by the relevant forward purchaser under the related forward sale agreement, commissions of up to 1.50% of the sales price of all borrowed common shares sold during the applicable forward hedge selling period by it as a forward seller. We refer to this commission rate as the forward hedge selling commission rate. The forward hedge selling period will be the period beginning on the trade date and ending on a date specified in the relevant forward sale agreement, or an earlier date under certain circumstances.

The initial forward price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward hedge selling commission rate and (2) the adjusted volume-weighted hedge price per share at which the borrowed common shares were sold pursuant to the equity distribution agreement by the relevant forward seller. Thereafter, the forward sale price will be subject to adjustment as described below.
The forward sale agreements, if any, will provide that the forward sale price, as well as the volume-weighted hedge price used to calculate the initial forward price, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate, less a spread, and will be subject to decrease on each of certain dates by amounts related to expected dividends on our common shares during the term of the particular forward sale agreement. If the federal funds rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.
Before settlement of a particular forward sale agreement, we expect that the common shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of common shares used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of common shares that would be issued upon full physical settlement of that particular forward sale agreement over the number of common shares that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common shares is above the applicable forward sale price. However, if we decide to physically or net share settle any forward sale agreement, any delivery of common shares by us upon any physical or net share settlement of such forward sale agreement will result in dilution to our earnings per share and return on equity.
Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering common shares in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of common shares underlying a particular forward sale agreement.
If we elect to physically settle any forward sale agreement by issuing and delivering common shares, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of common shares underlying the particular forward sale agreement. In the event we elect to cash settle or net share settle, the settlement amount will be generally related to (1) (a) the weighted average price per share at which the relevant forward purchaser or its affiliate purchases common shares on each exchange business day during the relevant unwind period for such settlement under that particular forward sale agreement minus (b) the applicable forward sale price, as specified in the applicable forward sale agreement; multiplied by (2) the number of common shares underlying the particular forward sale agreement subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of common shares having a value equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of common shares having a value equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant forward purchaser or its affiliate to purchase common shares in secondary market transactions for delivery to third-party share lenders in order to close out its, or its affiliate’s, hedge position in respect of that particular forward sale agreement. The purchase of common shares in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common shares to increase over time (or prevent a decrease over time), thereby increasing the amount of cash we owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser owes us) upon cash settlement or increasing the number of common shares that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of common shares that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular forward sale agreement. See “Risk Factors”.
A forward purchaser will have the right to accelerate its forward sale agreement (with respect to a transaction under the particular forward sale agreement that the relevant forward purchaser determines is affected by such event) and require us to physically settle or, if we so elect and the forward purchaser permits our election, cash settle or net share settle on a date specified by the relevant forward purchaser if: (1) such forward purchaser is unable, after using commercially reasonable efforts, to borrow (or maintain a borrowing of) sufficient common shares to hedge its position under the relevant forward sale agreement at a rate equal to or less than an agreed maximum share borrowing rate; (2) a forward purchaser determines that it has an excess Section 13 ownership position or an excess regulatory ownership position (as such terms are defined in the applicable forward sale agreement) with respect to certain ownership restrictions and related filing requirements under federal securities laws, Maryland corporate laws or other applicable laws and regulations, as applicable; (3) we declare a dividend or distribution on our common shares that constitutes an extraordinary dividend (as defined in the applicable forward sale agreement); (4) there occurs a public announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law (in each case, as determined pursuant to the terms of the particular forward sale agreement); or (5) certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into any forward sale agreement, certain bankruptcy events (excluding certain insolvency filings by us or an appropriate authority) or a market disruption event during a specified period that lasts for more than eight scheduled trading days (in each case, as determined pursuant to the terms of such forward sale agreement). The relevant forward purchaser’s decision to exercise its right to accelerate the settlement of the particular forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver common shares under the physical settlement provisions of the particular forward sale agreement, irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain insolvency filings relating to us, the particular forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any common shares or receive any proceeds pursuant to the particular forward sale agreement. See “Risk Factors.”
Other Relationships
The sales agents and/or forward sellers and their respective affiliates have performed investment banking, commercial banking and advisory services for us from time to time for which they have received customary fees and expenses. The sales agents and/or forward sellers and their respective affiliates may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of business. In addition, in the ordinary course of their business activities, the sales agents and/or forward sellers and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the sales agents, forward sellers or forward purchasers or their respective affiliates that have a lending relationship with us routinely hedge, and certain others of those sales agents, forward sellers or forward purchasers or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such sales agents, forward sellers and forward purchasers and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The sales agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest
Certain of the sales agents, forward sellers or forward purchasers or their affiliates are lenders and/or agents under our unsecured revolving credit facility. Certain of the sales agents, forward sellers or forward purchasers or their affiliates also act as lenders under mortgages on certain of our stores. As a result, such affiliates may receive a portion of the net proceeds from this offering through the repayment of any borrowings under such facility or mortgages if we decide to pay down such indebtedness.

LEGAL MATTERS
The validity of the common shares offered hereby, as well as certain legal matters relating to us, will be passed upon for us by Troutman Pepper Locke LLP. Certain legal matters will be passed upon for the sales agents, the forward sellers and the forward purchasers by Vinson & Elkins L.L.P. O’Melveny & Meyers LLP has advised the forward purchasers and the forward sellers with respect to the forward sale agreements.
EXPERTS
The consolidated financial statements and financial statement schedule of CubeSmart and CubeSmart, L.P. as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We incorporate information into this prospectus supplement and the accompanying prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus supplement. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):
•
our Annual Report on Form 10-K of CubeSmart and the Operating Partnership for the year ended December 31, 2024, filed with the SEC on February 28, 2025;

•
the information incorporated by reference into the Annual Report on Form 10-K of CubeSmart and CubeSmart L.P. for the year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2024;

•
our Current Report on Form 8-K filed with the SEC on January 17, 2025; and

•
the description of the shares of beneficial interest of CubeSmart contained in Exhibit 4.23 to CubeSmart’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 21, 2020, which updated the description of the capital shares of CubeSmart in our Registration Statement on Form 8-A filed with the SEC on October 19, 2004.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus supplement until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that we are not incorporating by reference any additional documents or information “furnished” and not “filed” with the SEC. You may obtain copies of any of these filings by contacting us at the following address and phone number or by contacting the SEC or NYSE as described in this prospectus supplement under the section “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, by requesting them in writing, by telephone or via the Internet at:
CubeSmart
Attention: Investor Relations
5 Old Lancaster Road
Malvern, PA 19355
Phone: (610) 535-5000
We maintain a website at www.cubesmart.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our reference to the SEC’s website is intended to be an inactive textual reference only.
This prospectus supplement does not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of or incorporated by reference in the registration statement for a copy of the contract or document.

PROSPECTUS
CUBESMART
Common Shares
Preferred Shares
Depositary Shares
Subscription Rights
Warrants
Guarantees

CUBESMART, L.P.
Debt Securities

CubeSmart may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
•
common shares of beneficial interest, par value $0.01 per share;

•
preferred shares of beneficial interest, par value $0.01 per share;

•
depositary shares representing entitlement to all rights and preferences of fractions of preferred shares of a specified series and represented by depositary receipts;

•
subscription rights to purchase common shares, preferred shares or depositary shares; and

•
warrants to purchase common shares, preferred shares or depositary shares.

CubeSmart, L.P. may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, including any conversion terms, its debt securities. CubeSmart will unconditionally guarantee the payment obligations of the debt securities of CubeSmart, L.P.
Selling securityholders may offer and sell common shares from time to time in one or more offerings, at prices and on terms to be set forth in one or more supplements to this prospectus. We will not receive any proceeds from the sale of common shares by any selling securityholders.
We refer to the common shares, preferred shares, depositary shares, subscription rights, warrants and guarantees of CubeSmart, together with the debt securities of CubeSmart, L.P. collectively as the “securities.”
The common shares of CubeSmart are listed on the New York Stock Exchange, or NYSE, under the symbol “CUBE.”
Investing in the securities involves risks that are discussed on page 6 of this prospectus. You should carefully read and consider the information in this prospectus, the applicable prospectus supplement and the risk factors included in the applicable prospectus supplement and/or in our periodic reports and other information that we file with the Securities and Exchange Commission before investing in the securities.
Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated March 3, 2023.

You should rely only on the information provided or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. Neither we nor any selling securityholder have authorized anyone to provide you with different or additional information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information included in this prospectus or any prospectus supplement is accurate as of any date other than the date on its respective cover, and that any information incorporated by reference is accurate as of any date other than the date of the incorporated document. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a universal shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act. To the extent required for any offer and sale, a prospectus supplement will set forth the type and number of securities being offered, the offering price, the names of any underwriters, dealers, brokers or agents and the applicable sales commission or discount. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus and/or any prospectus supplement, before making an investment decision.
Under the shelf registration statement, CubeSmart may sell any combination of common shares, preferred shares, depositary shares, subscription rights and warrants in one or more offerings, and CubeSmart, L.P. may sell debt securities of various terms in one or more offerings. In addition, under this shelf registration statement, persons who have acquired common shares from us may resell these common shares from time to time. Any such persons will be named in a prospectus supplement to this prospectus as and to the extent required by SEC rules. We will not receive any proceeds from the resale by any such selling securityholders of common shares.
This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including the exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the rules and regulations of the SEC require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters.
As used in this prospectus and the registration statement on Form S-3 of which this prospectus is a part, unless the context otherwise requires, references to “CubeSmart” refer to CubeSmart, a Maryland real estate investment trust, or “REIT”; references to the “Operating Partnership” refer to CubeSmart, L.P., a Delaware limited partnership; and references to “we,” “us,” “our” or similar expressions refer collectively to CubeSmart and its consolidated subsidiaries (including the Operating Partnership).
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Accordingly, we file current, quarterly and annual reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the Internet website maintained by the SEC at www.sec.gov and from commercial document retrieval services.
We also make available free of charge through our website the filings made by CubeSmart and the Operating Partnership with the SEC, including CubeSmart’s and the Operating Partnership’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, and CubeSmart’s definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after we electronically file such reports or amendments with, or furnish them to, the SEC. Our Internet website address is www.cubesmart.com. The information located on, or hyperlinked or otherwise connected to, our website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any other filings that we make with the SEC. You may also inspect the information that we file with the NYSE at the offices of the NYSE located at 11 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):
•
Annual Report on Form 10-K of CubeSmart and the Operating Partnership for the year ended December 31, 2022, filed with the SEC on February 24, 2023;

•
the information specifically incorporated by reference into the Annual Report on Form 10-K of CubeSmart and the Operating Partnership for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A, as amended by Amendment No. 1 filed with the SEC on April 1, 2022; and

•
the description of the capital stock of CubeSmart contained in Exhibit 4.23 to CubeSmart’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 21, 2020, which updated the description of CubeSmart’s capital stock contained in its Registration Statement on Form 8-A filed with the SEC on October 19, 2004.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until all of the securities offered by this prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that we are not incorporating by reference any additional documents or information “furnished” and not “filed” with the SEC. You may obtain copies of any of these filings by contacting us at the following address and phone number or by contacting the SEC or NYSE as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:
CubeSmart
Attention: Investor Relations
5 Old Lancaster Road
Malvern, PA 19355
Phone: (610) 535-5000
Internet Website: www.cubesmart.com
The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement, together with other documents and information incorporated by reference into this prospectus and any accompanying prospectus supplement, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements contained in or contemplated by this prospectus or any prospectus supplement. As a result, you should not rely on or construe any forward-looking statements in this prospectus or any prospectus supplement or the documents and information incorporated by reference into this prospectus or any prospectus supplement, or which management or persons acting on their behalf may make orally or in writing from time to time, as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement, the dates of the documents incorporated by reference herein or as of the dates otherwise indicated in such forward-looking statements, as applicable. All of our forward-looking statements, including those contained or incorporated by reference in this prospectus or any prospectus supplement are qualified in their entirety by this statement.
There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in, contemplated by or incorporated by reference in this prospectus or any prospectus supplement. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in Item 1A. “Risk Factors” in CubeSmart’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022 and in our periodic reports and other information that we subsequently file with the SEC. These risks include, but are not limited to the following:
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adverse changes in economic conditions in the real estate industry and in the markets in which we own and operate self-storage properties;

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the effect of competition from existing and new self-storage properties and operators on our ability to maintain or raise occupancy and rental rates;

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the failure to execute our business plan;

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adverse impacts from the COVID-19 pandemic, other pandemics, quarantines and stay at home orders, including the impact on our ability to operate our self-storage properties, the demand for self-storage, rental rates and fees and rent collection levels;

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reduced availability and increased costs of external sources of capital;

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increases in interest rates and operating costs;

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financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing or future debt;

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counterparty non-performance related to the use of derivative financial instruments;

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risks related to our ability to maintain CubeSmart’s qualification as a REIT for federal income tax purposes;

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the failure of acquisitions and developments to close on expected terms, or at all, or to perform as expected;

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increases in taxes, fees and assessments from state and local jurisdictions;

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the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;

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reductions in asset valuations and related impairment charges;

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cyber security breaches, cyber or ransomware attacks or a failure of our networks, systems or technology, which could adversely impact our business, customer and employee relationships or result in fraudulent payments;

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changes in real estate, zoning, use and occupancy laws or regulations;

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risks related to or a consequence of natural disasters or acts of violence, pandemics, active shooters, terrorism, insurrection or war that affect the markets in which we operate;

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potential environmental and other liabilities;

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governmental, administrative and executive orders and laws, which could adversely impact our business operations and customer and employee relationships;

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uninsured or uninsurable losses and the ability to obtain insurance coverage or recovery from insurance against risks and losses;

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the ability to attract and retain talent in the current labor market;

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other factors affecting the real estate industry generally or the self-storage industry in particular; and

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other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2022 and, from time to time, in subsequent reports that we file with the SEC or in other documents that we publicly disseminate.

Given these uncertainties and the other risks identified elsewhere in this prospectus and any accompanying prospectus supplement, together with other documents and information incorporated by reference into this prospectus and any accompanying prospectus supplement, we caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or any prospectus supplement, whether as a result of new information, future events or otherwise except as may be required by securities laws. Because of the factors referred to above, the future events discussed in or incorporated by reference in this prospectus or any prospectus supplement may not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

CUBESMART AND THE OPERATING PARTNERSHIP
We are a self-administered and self-managed real estate company focused primarily on the ownership, operation, management, acquisition, and development of self-storage properties in the United States.
CubeSmart was formed in July 2004 as a Maryland REIT. CubeSmart owns its assets and conducts its business through the Operating Partnership, and its subsidiaries. CubeSmart controls the Operating Partnership as its sole general partner and, as of December 31, 2022, owned an approximately 99.4% interest in the Operating Partnership. The Operating Partnership was formed in July 2004 as a Delaware limited partnership and has been engaged in virtually all aspects of the self-storage business, including the ownership, operation, management, acquisition, and development of self-storage properties.
Our self-storage properties are designed to offer affordable and easily-accessible storage space for our residential and commercial customers. Our customers rent storage cubes for their exclusive use, typically on a month-to-month basis. Additionally, some of our stores offer outside storage areas for vehicles and boats. Our stores are designed to accommodate both residential and commercial customers, with features such as wide aisles and load-bearing capabilities for large truck access. All of our stores have a storage associate available to assist our customers during business hours and many of our owned stores have a manager who resides in an apartment at the store. Our customers can access their storage cubes during business hours, and some of our stores provide customers with 24-hour access through computer-controlled access systems. Our goal is to provide customers with the highest standard of physical attributes and service in the industry. To that end, many of our owned stores include climate-controlled cubes.
Our executive offices are located at 5 Old Lancaster Road, Malvern, PA 19355 and our telephone number is (610) 535-5000.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled “Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, CubeSmart will contribute or otherwise transfer the net proceeds of any sale of securities to the Operating Partnership in exchange for additional partnership interests in the Operating Partnership, the economic terms of which will be substantially identical to those of the securities sold. We will not receive any proceeds from the resale by any selling securityholders of common shares.
Unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership will use those net proceeds and any net proceeds from any sale of its debt securities for general business purposes, including, without limitation, repayment of outstanding debt, acquisitions, developments, investments in joint ventures, capital expenditures, working capital and other general corporate purposes.

DESCRIPTION OF CUBESMART’S CAPITAL SHARES
The following description of our capital shares, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the capital shares that may be offered under this prospectus. For the complete terms of our capital shares, please refer to our declaration of trust and bylaws that are filed as exhibits to our reports incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Authorized Shares
CubeSmart’s declaration of trust provides that CubeSmart may issue up to 440,000,000 shares of beneficial interest, par value $0.01 per share, which we refer to as shares, of which 400,000,000 consist of common shares and 40,000,000 consist of preferred shares. There are no preferred shares currently outstanding. CubeSmart’s board of trustees has authority, without shareholder approval, to reclassify any authorized but unissued common shares in one or more classes or series of common shares, and to classify any authorized but unissued preferred shares and to reclassify any previously classified but unissued preferred shares of any series from time to time into one or more series or common shares or preferred shares.
Both Maryland statutory law governing REITs formed under Maryland law, which we refer to as the “Maryland REIT Law”, and CubeSmart’s declaration of trust provide that none of its shareholders will be personally liable, by reason of status as a shareholder, for any of its obligations.
Common Shares
Each common share generally entitles the holder thereof to one vote per share on all matters upon which shareholders are entitled to vote and, except as provided with respect to any class or series of preferred shares that CubeSmart may issue, the holders of common shares will possess exclusive voting power on all matters as to which shareholders have voting rights. There is no cumulative voting in the election of trustees. CubeSmart’s bylaws provide that a plurality of the votes cast at a meeting of shareholders duly called at which a quorum is present is sufficient to elect a trustee and that a majority of the votes cast at a meeting of shareholders duly called at which a quorum is present is sufficient to approve any other matter which may properly come before the meeting, unless a higher vote is required under CubeSmart’s declaration of trust or bylaws or applicable statute. Generally, shareholders have the right to vote on: (i) the election of trustees; (ii) mergers or consolidations of CubeSmart and the sale by CubeSmart of all or substantially all of its assets; and (iii) certain amendments to CubeSmart’s declaration of trust. Shareholders also have the right to propose amendments or modifications to CubeSmart’s bylaws and to vote on such amendments and modifications. Under the Maryland REIT law, a Maryland REIT generally cannot amend its declaration of trust or merge with another entity without the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the REIT’s declaration of trust. Under CubeSmart’s declaration of trust, approval of such matters would require the affirmative vote of the majority of the shares entitled to vote on such matters. CubeSmart’s board of trustees may amend the declaration of trust without shareholder approval to maintain CubeSmart’s qualification as a REIT, under the Internal Revenue Code of 1986, as amended (the “Code”), or in any manner in which the charter of a Maryland corporation may be amended without shareholder approval.
All common shares offered by this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferences of any future class or series of preferred shares, holders of common shares are entitled to receive dividends and distributions, if any, when authorized by CubeSmart’s board of trustees, and payable out of assets legally available for the payment of dividends or distributions. Holders of common shares are entitled to share ratably in CubeSmart’s assets legally available for distribution to shareholders in the event of CubeSmart’s liquidation, dissolution or winding up, after payment of or adequate provision for all of CubeSmart’s known debts and liabilities, and subject to the preferential rights, if any, of the holders of any class or series of preferred shares that CubeSmart may issue.
Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of CubeSmart’s securities. Subject to the restrictions on transfer of shares contained in the declaration of trust and to the power of CubeSmart’s board of trustees to create common shares with differing voting rights, all common shares have equal dividend, liquidation and other rights.
Preferred Shares
CubeSmart’s board of trustees is authorized, without shareholder approval, to classify and designate the rights, preferences, privileges and restrictions of one or more classes or series of our authorized preferred shares. Prior to the issuance of a new class or series of preferred shares, CubeSmart would file with State Department of Assessments and Taxation of Maryland articles supplementary to set the preferences, conversion or other rights, voting powers, restrictions and limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for such class or series. Any class or series of preferred shares that CubeSmart may issue that ranks senior to common shares as to dividends and distributions would limit CubeSmart’s ability to pay dividends and distributions on common shares until full distributions have been paid with respect to such preferred shares.
We will describe the specific terms of a particular series of preferred shares in the prospectus supplement relating to that series, including:
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the title of the series and the number of shares in the series;

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the price at which the preferred shares will be offered;

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the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

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the voting rights, if any, of the holders of preferred shares being offered;

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the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered;

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the liquidation preference per share;

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the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into CubeSmart’s common shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

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the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

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any listing of the preferred shares being offered on any securities exchange;

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whether interests in the shares of the series will be represented by depositary shares;

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a discussion of any material U.S. federal income tax considerations applicable to the preferred shares being offered;

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the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of CubeSmart’s affairs;

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any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of CubeSmart’s affairs;

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information with respect to book-entry procedures, if any; and

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any additional rights, preferences, qualifications, limitations and restrictions of the series.

CubeSmart’s board of trustees could authorize, without shareholder approval, the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of shares might receive a premium for their shares over the then-prevailing market price of its shares. We currently do not expect that the board of trustees would require shareholder approval prior to such a preferred issuance. In addition, any preferred shares that CubeSmart issues would rank senior to its common shares with respect to the payment of distributions, in which case CubeSmart could not pay any distributions on its common shares until full distributions have been paid with respect to such preferred shares.
Restrictions on Ownership and Transfer
In order for CubeSmart to maintain its qualification as a REIT under the Code, shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of CubeSmart’s outstanding shares may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities).
Because CubeSmart’s board of trustees believes that it is important for CubeSmart to continue to qualify as a REIT for U.S. federal income tax purposes, CubeSmart’s declaration of trust, subject to certain exceptions, contains restrictions on percentage of shares of beneficial interest that a person may own. Under the declaration of trust:
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no person may own directly or indirectly, or be deemed to own through attribution, more than 9.8% in value or number of shares (whichever is more restrictive) of the issued and outstanding (a) common shares or (b) shares of any class or series of preferred shares;

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no person may beneficially or constructively own shares that would result in CubeSmart being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT for U.S. federal income tax purposes; and

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no person may transfer shares if such transfer would result in shares being owned by fewer than 100 persons.

CubeSmart’s board of trustees may exempt a person that is not an individual from the 9.8% ownership limit if such person provides information and makes representations to the board of trustees that are satisfactory to the board of trustees, in its reasonable discretion, to establish that such person’s ownership in excess of the 9.8% limit would not jeopardize CubeSmart’s qualification as a REIT for U.S. federal income tax purposes.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give us immediate notice and provide such other information to us as we may request in order to determine the effect of such transfer on CubeSmart’s status as a REIT for U.S. federal income tax purposes. If any transfer of shares or any other event would otherwise result in any person violating the ownership limits described above, then CubeSmart’s declaration of trust provides that (a) the transfer will be void and of no force or effect with respect to the prohibited transferee with respect to that number of shares that exceeds the ownership limits or that such number of shares will be automatically transferred to a charitable trust for the benefit of a charitable beneficiary and (b) the prohibited transferee would not acquire any right or interest in the shares. The foregoing restrictions on transferability and ownership would not apply if CubeSmart’s board of trustees were to determine that it is no longer in CubeSmart’s best interests to attempt to qualify, or to continue to qualify, as a REIT for U.S. federal income tax purposes.
All certificates evidencing shares bear a legend referring to the restrictions described above.
The declaration of trust expressly provides that the ownership limit and ownership restrictions on shares shall not preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or quotation system over which shares may be traded from time to time. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision in the declaration of trust providing for ownership limit or ownership restrictions and any transferee in such a transaction shall be subject to all of such other provisions.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of shares, including common shares, is required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on CubeSmart’s status as a REIT for U.S. federal income tax purposes and to ensure compliance with the ownership limitations. In addition, each shareholder is required, upon demand, to provide to us such information as we may request, in good faith, in order to determine CubeSmart’s status as a REIT for U.S. federal income tax purposes and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
The ownership limitations in the declaration of trust could discourage, delay or prevent a takeover, change of control or other transaction in which holders of some or a majority of CubeSmart’s outstanding common shares might have received a premium for their shares over the then-prevailing market price of such shares.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is American Stock Transfer & Trust Co., LLC. The transfer agent and registrar for our preferred shares will be set forth in the applicable prospectus supplement.
Certain Provisions of Maryland Law and CubeSmart’s Declaration of Trust and Bylaws
The following description of certain provisions of Maryland law and of CubeSmart’s declaration of trust and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law and CubeSmart declaration of trust and bylaws.
Number of Trustees; Vacancies
CubeSmart’s declaration of trust and bylaws provide that the number of CubeSmart’s trustees shall not be less than one and not more than 13, and will be established by a vote of a majority of the members of its board of trustees. Our bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Pursuant to CubeSmart’s declaration of trust, each of its trustees is elected by its shareholders to serve until the next annual meeting and until their successors are duly elected and qualified. Under Maryland law, CubeSmart’s board of trustees may elect to create staggered terms for its members.
CubeSmart’s bylaws provide that at least a majority of our trustees will be “independent,” with independence being defined in the manner established by CubeSmart’s board of trustees and in a manner consistent with listing standards established by the NYSE.
Removal of Trustees
CubeSmart’s declaration of trust provides that a trustee may be removed only with cause and only upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. Absent removal of all of CubeSmart’s trustees, this provision, when coupled with the provision in CubeSmart’s bylaws authorizing CubeSmart’s board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.
Business Combinations
CubeSmart’s board of trustees has approved a resolution that exempts CubeSmart from the provisions of the Maryland business combination statute described below, but its board of trustees may opt to make these provisions applicable to CubeSmart in the future. Maryland law prohibits “business combinations” between CubeSmart and an interested shareholder (described below) or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law describes an interested shareholder as:

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any person who beneficially owns 10% or more of the voting power of CubeSmart’s shares; or

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an affiliate or associate of CubeSmart who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of CubeSmart’s then-outstanding voting shares.

A person is not an interested shareholder if CubeSmart’s board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, CubeSmart’s board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by CubeSmart’s board of trustees.
After the five-year prohibition, any business combination between CubeSmart and an interested shareholder generally must be recommended by CubeSmart’s board of trustees and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of CubeSmart’s then outstanding shares of beneficial interest; and

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two-thirds of the votes entitled to be cast by holders of CubeSmart’s voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if CubeSmart’s common shareholders receive a minimum price, as described under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are approved by CubeSmart’s board of trustees before the time that the interested shareholder becomes an interested shareholder.
Control Share Acquisitions
CubeSmart’s bylaws contain a provision exempting any and all acquisitions of CubeSmart’s shares from the provisions of the Maryland Control Share Acquisition Act. However, CubeSmart’s board of trustees may opt to make these provisions applicable to an acquisition of CubeSmart’s shares at any time by amending or repealing this provision in the future, and may do so on a retroactive basis. Maryland law provides that “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares beneficially owned by the acquiring person in a control share acquisition or by CubeSmart’s officers or employees who are CubeSmart’s trustees are excluded from the shares entitled to vote in accordance with the immediately preceding sentence. “Control shares” are shares that, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise or direct the exercise of the voting power in electing trustees within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel CubeSmart’s board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the special meeting. If no request for a special meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting, the acquiror may then vote a majority of the shares entitled to vote, and all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our declaration of trust or bylaws.
Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and CubeSmart’s Declaration of Trust and Bylaws
The business combination provisions of Maryland law (if CubeSmart’s board of trustees opts to make them applicable to CubeSmart), the control share acquisition provisions of Maryland law (if the applicable provision in CubeSmart’s bylaws is rescinded), the limitations on removal of trustees, the restrictions on the acquisition of CubeSmart’s shares of beneficial interest, the power to issue additional common shares or preferred shares and the advance notice provisions for shareholder trustee nominations and other shareholder proposals of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of the common shares or might otherwise be in their best interest. The “unsolicited takeovers” provisions of Maryland law permit CubeSmart’s board of trustees, without shareholder approval and regardless of what is provided in our declaration of trust or bylaws, to implement takeover defenses that we may not yet have.

DESCRIPTION OF DEPOSITARY SHARES
General
CubeSmart may elect to have shares of preferred shares represented by depositary shares. The shares of any series of the preferred shares underlying the depositary shares will be deposited under a separate deposit agreement between CubeSmart and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred shares depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred shares represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. As of the date of this prospectus, there are no depositary shares outstanding.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred shares described in the applicable prospectus supplement.
A holder of depositary shares will be entitled to receive the shares of preferred shares, but only in whole shares of preferred shares, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.
Dividends and Other Distributions
The preferred shares depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred shares represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.
If there is a distribution other than in cash in respect of the preferred shares, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred shares depositary determines that it is not feasible to make such a distribution. In that case, the preferred shares depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.
The amount distributed in any of the above cases will be reduced by any amount we or the preferred shares depositary are required to withhold on account of taxes.
Conversion and Exchange
If any series of preferred shares underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.
Redemption of Depositary Shares
If any series of preferred shares underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred shares depositary resulting from the redemption, in whole or in part, of the preferred shares held by the preferred shares depositary. Whenever CubeSmart redeems a share of preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as CubeSmart may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred shares depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by CubeSmart.
Voting
Upon receipt of notice of any meeting at which the holders of any shares of preferred shares underlying the depositary shares are entitled to vote, the preferred shares depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred shares, may then instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the number of shares of preferred shares underlying that holder’s depositary shares. The preferred shares depositary will try to vote the number of shares of preferred shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred shares depositary deems necessary to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the preferred shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred shares.
Record Date
Subject to the provisions of the deposit agreement, whenever
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any cash dividend or other cash distribution becomes payable,

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any distribution other than cash is made,

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any rights, preferences or privileges are offered with respect to the preferred shares,

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the preferred shares depositary receives notice of any meeting at which holders of preferred shares are entitled to vote or of which holders of preferred shares are entitled to notice, or

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the preferred shares depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred shares, the preferred shares depositary will in each instance fix a record date, which will be the same as the record date for the preferred shares, for the determination of the holders of depositary receipts:

•
who will be entitled to receive dividends, distributions, rights, preferences or privileges or the net proceeds of any sale, or who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Shares
Upon surrender of depositary receipts at the principal office of the preferred shares depositary, upon payment of any unpaid amount due the preferred shares depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred shares and all money and other property, if any, represented by the depositary shares. Partial shares of preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred shares to be withdrawn, the preferred shares depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred shares that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement
CubeSmart and the preferred shares depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by CubeSmart or by the preferred shares depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.
Charges of Preferred Shares Depositary
CubeSmart will pay all charges of the preferred shares depositary including charges in connection with the initial deposit of the preferred shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference shares is entitled to vote, withdrawals of the preferred shares by the holders of depositary receipts or redemption or conversion of the preferred shares, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.
Miscellaneous
Neither CubeSmart nor the preferred shares depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred shares depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither CubeSmart nor the preferred shares depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. CubeSmart and the preferred shares depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.
The preferred shares depositary may resign at any time or be removed by CubeSmart, effective upon the acceptance by its successor of its appointment. If CubeSmart has not appointed a successor preferred shares depositary and the successor depositary has not accepted its appointment within 60 days after the preferred shares depositary delivered a resignation notice to CubeSmart, the preferred shares depositary may terminate the deposit agreement. See “Amendment and Termination of the Deposit Agreement” above.
The description in the applicable prospectus supplement of any depositary shares CubeSmart offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable deposit agreement, which will be filed with the SEC if CubeSmart offers s depositary shares. For more information on how you can obtain copies of any depositary share agreement if CubeSmart offers depositary shares, see “Where You Can Find More Information.” CubeSmart urges you to read the applicable depositary share agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS
CubeSmart may issue subscription rights to purchase common shares, preferred shares, or depositary shares. CubeSmart may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the shareholder. In connection with any offering of subscription rights, CubeSmart may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights CubeSmart may offer will contain the specific terms of the subscription rights. These terms may include the following:
•
the price, if any, for the subscription rights;

•
the exercise price payable for common shares, preferred shares, or depositary shares;

•
the number of subscription rights issued to each securityholder;

•
the number and terms of the common shares, preferred shares or depositary shares which may be purchased per each subscription right;

•
the extent to which the subscription rights are transferable;

•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by CubeSmart in connection with the offering of subscription rights; and

•
a discussion of any material U.S. federal income tax considerations applicable to the subscription rights.

The description in the applicable prospectus supplement of any subscription rights CubeSmart offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if CubeSmart offers subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if CubeSmart offers subscription rights, see “Where You Can Find More Information.” CubeSmart urges you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS
CubeSmart may issue warrants for the purchase of common shares, preferred shares or depositary shares. CubeSmart may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. CubeSmart will issue the warrants under one or more warrant agreements to be entered into between CubeSmart and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that CubeSmart may offer will contain the specific terms of the warrants. These terms may include the following:
•
the title of the warrants;

•
the price or prices at which the warrants will be issued;

•
the designation, amount and terms of the securities for which the warrants are exercisable;

•
the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•
the aggregate number of warrants;

•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•
the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•
if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•
a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•
the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•
the maximum or minimum number of warrants that may be exercised at any time;

•
information with respect to book-entry procedures, if any; and

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase for cash the amount of CubeSmart’s common shares, preferred shares and/or depositary shares, as the case may be, at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, CubeSmart will, as soon as possible, forward the common shares, preferred shares and/or depositary shares that the warrant holder has purchased, as the case may be. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, CubeSmart will issue a new warrant certificate for the remaining warrants.
The description in the applicable prospectus supplement of any warrants CubeSmart offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if CubeSmart offers warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF THE DEBT SECURITIES
The following summary sets forth the general terms and provisions of the indenture under which the debt securities will be issued by the Operating Partnership. The debt securities will be issued by the Operating Partnership under an indenture, as amended or supplemented from time to time, among the Operating Partnership, CubeSmart, as guarantor, and U.S. Bank National Association, as trustee, or such other trustee selected by the Operating Partnership.
The debt securities may be issued from time to time in one or more series. The particular terms and provisions of the debt securities with respect to a specific offering of debt securities will be set forth in the applicable prospectus supplement. This summary of general terms and provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture and those debt securities.
The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the trustee or as described under “Where You Can Find More Information.” The indenture will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.
All section references appearing herein are to sections of the indenture, and capitalized terms used but not defined herein will have the respective meanings set forth in the indenture.
General
The debt securities will be direct, unsecured obligations of the Operating Partnership. Except for any series of debt securities which is expressly subordinated to other indebtedness of the Operating Partnership, the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. Under the indenture, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, as established from time to time pursuant to authority granted by a resolution of the board of trustees of CubeSmart as sole general partner of the Operating Partnership or as established in one or more supplemental indentures to the indenture. All of the debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. All debt securities of a particular series shall be substantially identical except as to denomination, date of issuance, issue price and the date from which interest, if any, shall accrue.
All of the debt securities will be fully and unconditionally guaranteed as to payment of principal and premium, if any, and interest by CubeSmart. The indenture allows certain of our subsidiaries from time to time to become guarantors of specific series of the debt securities.
The indenture provides that there may be more than one trustee for any one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. Except as otherwise indicated in this prospectus or the applicable prospectus supplement, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.
Terms
The applicable prospectus supplement relating to the series of debt securities being offered will describe the specific terms and provisions of those debt securities, including the following:
•
the title of the debt securities;

•
any limit on the aggregate principal amount of the debt securities and whether any additional securities of such series may be issued without consent of the holders;

•
the date or dates, or the manner of determining the date or dates, on which the principal of the debt securities will be payable;

•
the rate or rates, or the method by which the rate or rates will be determined, at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, the interest payment date or dates and the regular record date for interest payments;

•
the place or places where the principal of and premium, if any, and interest, if any, on the debt securities will be payable and where notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served;

•
any modification to the provisions of the indenture relating to satisfaction and discharge of the indenture with respect to the debt securities;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

•
the obligation, if any, of the Operating Partnership to redeem, repay or repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holders, and the period or periods within which, the currency or currency units in which and the terms and conditions upon which the debt securities are required to be redeemed or purchased, in whole or in part, pursuant to that obligation;

•
if other than $2,000 and any integral multiple of  $1,000 in excess thereof, the denominations in which the debt securities shall be issuable;

•
the percentage or other principal amount at which the debt securities will be issued, and if different from the principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable upon acceleration of the maturity of such debt securities;

•
any addition or change to, or deletion from, any event of default or covenant or other provision set forth in the indenture;

•
the currency or currencies in which the debt securities are denominated and/or payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the manner of determining the equivalent thereof in U.S. dollars;

•
if the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which those amounts will be determined;

•
if the debt securities do not bear interest, the applicable dates for delivery by the trustee of a list of the names and addresses of holders of such debt securities;

•
the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, or any modification thereof;

•
whether the debt securities will be issued in whole or in part in the form of a global security, and if a global security is issued, whether such form will be permanent or temporary;

•
whether and under what circumstances the Operating Partnership will pay additional amounts as contemplated in the indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem the debt securities in lieu of paying additional amounts;

•
whether the debt securities will be issued in bearer form;

•
any security provided for the debt securities;

•
any other trustee, depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•
the terms of conversion or exchange of the debt securities, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed;

•
the extent and manner, if any, to which payments on the debt securities may be subordinated to other indebtedness of the Operating Partnership;

•
whether the debt securities are entitled to the benefits of the guarantee of any subsidiary guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee, and

•
any other terms of the debt securities not inconsistent with the provisions of the indenture.

The debt securities may provide for less than the entire principal amount of those debt securities to be payable upon declaration of acceleration of the maturity thereof or original issue discount securities. The applicable prospectus supplement will describe special U.S. federal income tax, accounting and other considerations applicable to the original issue discount securities.
The indenture does not contain any provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership. However, restrictions on ownership and transfers of CubeSmart’s common shares and preferred shares, designed to preserve CubeSmart’s status as a REIT for U.S. federal income tax purposes, may prevent or hinder a change of control. Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Guarantee
CubeSmart will, under the indenture, fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on all debt securities issued by the Operating Partnership, and the due and punctual payment of any sinking fund payments on those debt securities, when and as the same will become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise.
From time to time, subsidiaries of the Operating Partnership may join as guarantors under the indenture. Such subsidiaries’ guarantees will be limited to the series of debt securities for which they execute notations of guarantee in accordance with the terms of the indenture, and may be released in connection with:
•
the sale, by the Operating Partnership, of the equity interests that it holds in the subsidiary guarantor; and

•
the occurrence of certain conditions described in the supplemental indenture or related documents adopting the series of debt securities which are the subject of the subsidiary’s guarantee.

The obligations of each guarantor, other than CubeSmart, under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.
Denominations
Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series shall be issuable only in registered form without coupons and, other than securities in global form (which may be of any denomination), will be issuable in denominations of  $2,000 and integral multiples of  $1,000 in excess thereof.
Payments
Unless otherwise specified in the applicable prospectus supplement, the principal of and premium, if any, and interest on any series of debt securities will be payable at the corporate trust office of the trustee. However, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to that person at a bank account maintained within the United States.

All amounts paid by the Operating Partnership to a paying agent or a trustee for the payment of the principal of or premium, if any, or interest on any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to the Operating Partnership, and the holder of the debt security thereafter may look only to the Operating Partnership for payment of these amounts.
Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name that debt security is registered at the close of business on a special record date for the payment of that defaulted interest to be fixed by the trustee or may be paid at any time in any other lawful manner, all in accordance with the indenture. Notice of any special record date will be given to the holder of that debt security not less than 10 days prior to the special record date.
Registration and Transfer
Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series, of a like aggregate principal amount and tenor, of different authorized denominations upon surrender of such debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer at the corporate trust office of the trustee.
Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by the Operating Partnership and the guarantors with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that the Operating Partnership and the guarantors will be required to maintain a transfer agent in each place of payment for that series. The Operating Partnership and the guarantors may at any time designate additional transfer agents with respect to any series of debt securities.
Neither the Operating Partnership nor the trustee will be required to:
•
issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business of the day of mailing of the relevant notice of redemption; or

•
register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Merger, Consolidation and Sale
Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are satisfied or fulfilled:
•
either the Operating Partnership is the continuing entity, or the successor (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which has received the transfer of those assets is organized under the laws of the United States of America and expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all of the debt securities and the performance and observance of all of the covenants and conditions contained in the indenture;

•
immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, has occurred and is continuing; and

•
an officer’s certificate of CubeSmart as general partner of the Operating Partnership and a legal opinion covering compliance with these conditions is delivered to the trustee.

Unless otherwise provided in the applicable prospectus supplement, CubeSmart may consolidate with, or sell, lease or convey all or substantially all its assets to, or merge with or into, any other entity, provided that substantially the same conditions as above are satisfied or fulfilled.
Covenants
We will set forth in the applicable prospectus supplement any financial covenants applicable to any issue of debt securities.
Provision of Financial Information
Unless otherwise provided in the applicable prospectus supplement, so long as any debt securities are outstanding, CubeSmart and the Operating Partnership will furnish to the trustee such information, documents and other reports as may be required by the Trust Indenture Act, including filing with the trustee within 15 days information, documents or reports required to be filed by the Issuer with the SEC.
Waiver of Certain Covenants
The Operating Partnership and the guarantors may choose not to comply with any term, provision or condition of certain covenants if at any time the holders of at least a majority in principal amount of all the outstanding debt securities, by act of those holders, either waive compliance in that instance or generally waive compliance with that covenant. Except to the extent so expressly waived, and until any waiver becomes effective, the Operating Partnership’s and the guarantors’ obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.
Existence
Unless otherwise provided in the applicable prospectus supplement, except as permitted under “Merger, Consolidation or Sale,” each of the Operating Partnership and the guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (declaration and statutory) and franchises; provided, however, that neither the Operating Partnership nor any guarantor will be required to preserve any right or franchise if the board of directors of the Operating Partnership, or the board of trustees or analogous body of any subsidiary guarantor, determines that the preservation thereof is no longer necessary or desirable in the conduct of its business and that the loss of that right or franchise is not disadvantageous in any material respect to the holders of the debt securities.
Maintenance of Properties
Unless otherwise provided in the applicable prospectus supplement, each of the Operating Partnership and the guarantors will cause all of its material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, all as in the judgment of the Operating Partnership or the applicable guarantor may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that, subject to the covenant described under “Merger, Consolidation and Sale” above, neither the Operating Partnership nor any guarantor nor any of their respective Subsidiaries will be prevented from selling or otherwise disposing of their properties at any time.
Payment of Taxes and Other Claims
Unless otherwise provided in the applicable prospectus supplement, each of the Operating Partnership and the guarantors will pay or discharge or cause to be paid or discharged, before becoming delinquent:
•
all taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon its income, profits or property or that of any of its Subsidiaries; and

•
all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property or the property of any of its Subsidiaries;

provided, however, that neither the Operating Partnership nor any guarantor will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount or applicability is being contested in good faith.
Payment of Additional Amounts
Unless otherwise provided in the applicable prospectus supplement, each of the Operating Partnership and the guarantors will pay to any holder of debt securities that is a United States Alien such additional amounts as may be required such that every net payment on the debt securities held by such holder, after deduction or withholding on account of any present or future U.S. tax (other than taxes unrelated to the holder’s ownership of the debt securities and certain other taxes), is not less than the amount provided in such debt securities as then due and payable.
Additional Covenants
The applicable prospectus supplement relating to the series of debt securities being offered will describe any additional covenants specific to that series.
Events of Default, Notice and Waiver
Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the following events will be “events of default” with respect to any series of debt securities issued under the indenture:
(1)
default for 30 days in the payment of any interest on any debt security of that series;

(2)
default in the payment of any principal of or premium, if any, on any debt security of that series when due;

(3)
default in making any sinking fund payment as required for any debt security of that series;

(4)
default in the performance of any other covenant or warranty of the Operating Partnership and/or any of the guarantors contained in the indenture with respect to any debt security of that series, which continues for 60 days after written notice as provided in the indenture;

(5)
default in the payment of an aggregate principal amount exceeding $25,000,000 of any evidence of indebtedness of the Operating Partnership and/or any of the guarantors or any mortgage, indenture or other instrument under which that indebtedness is issued or by which that indebtedness is secured, such default having continued after the expiration of any applicable grace period or having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or such acceleration is not rescinded or annulled within a period of 10 days after the Operating Partnership’s receipt of written notice executed by holders of at least 25% in principal amount of the outstanding debt securities of that series;

(6)
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, CubeSmart, or any of their respective properties;

(7)
except as otherwise permitted in the indenture, any guarantee of the debt securities of any series is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or CubeSmart or any subsidiary guarantor shall deny or disaffirm its obligations under its guarantee with respect to the debt securities of the applicable series; and

(8)
any other event of default provided with respect to a particular series of debt securities.

Unless otherwise provided in the applicable prospectus supplement, if an event of default (other than as described in clause (6) above) with respect to debt securities of any series at the time outstanding occurs and is continuing, then in each case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal (or, if the debt securities of that series are original issue discount securities or indexed securities, that portion of the principal amount as may be specified in the terms thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership and CubeSmart (and to the trustee if given by the holders). If an event of default described in clause (6) above occurs and is continuing, the principal (or such portion thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. However, at any time after any acceleration with respect to debt securities of that series, but before a judgment or decree for payment of the amounts due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences if  (1) the Operating Partnership or any guarantor has paid or deposited with the trustee all required payments of the principal of and premium, if any, and interest on the debt securities of that series (without giving effect to the acceleration) plus certain fees, expenses, disbursements and, premium, if any, advances of the trustee and (2) all events of default, other than the nonpayment of accelerated principal, premium, if any, or interest with respect to debt securities of that series, have been cured or waived as provided in the indenture. The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default (A) in the payment of the principal of or premium, if any, or interest on any debt security of that series or (B) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.
The trustee will be required to give notice to the holders of debt securities within 90 days of a default under the indenture unless such default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of or premium, if any, or interest on any debt securities of that series or in the payment of any sinking fund installment in respect of any debt securities of that series) if the responsible officers of the trustee consider withholding of notice to be in the interest of the holders.
The indenture provides that no holders of debt securities of any series may institute any judicial or other proceedings with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of reasonable security or indemnity. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of and premium, if any, and interest on the debt securities at the respective due date or dates for payment.
Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of any series then outstanding under the indenture, unless the holders offer to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee for that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of that series not joining in the proceeding.
Within 120 days after the end of each fiscal year, the Operating Partnership and CubeSmart must deliver to the trustee a certificate, signed by one of several specified officers of the general partner of the Operating Partnership and of CubeSmart, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status thereof.
Modification of the Indenture
Modifications and amendments of provisions of the indenture applicable to any series may be made only with consent of the holders of more than 50% in principal amount of all outstanding debt securities which are affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

•
change the stated maturity of the principal of, or any installment of interest or premium, if any, on, that debt security;

•
reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of that debt security;

•
change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on that debt security;

•
impair the right to institute suit for the enforcement of any payment on or with respect to that debt security on or after the stated maturity thereof;

•
reduce the percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture;

•
modify or affect in any manner adverse to the holders the terms and conditions of the obligations of any of the guarantors in respect of the due and punctual payments of principal of  (or premium, if any) or interest, if any, on or any sinking fund requirements or additional amounts under the guarantees applicable to that debt security; or

•
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect that action or to provide that certain other provisions may not be modified or waived without the consent of the holder of that debt security.

Modifications and amendments of the indenture may be made by the Operating Partnership, the guarantors and the trustee without the consent of any holder of debt securities for any of the following purposes:
•
to evidence the succession of another person to the Operating Partnership as obligor, or to any of the guarantors under the indenture;

•
to add to the covenants of the Operating Partnership or any of the guarantors for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or any of the guarantors in the indenture;

•
to add events of default for the benefit of the holders of all or any series of debt securities;

•
to pledge property to the trustee to secure, or add additional guarantees with respect to, the debt securities;

•
to change or eliminate any provisions of the indenture, provided that the change or elimination will become effective only when there are no outstanding debt securities of any series created prior thereto which are entitled to the benefit of such provision;

•
to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee;

•
to establish the form or terms of debt securities of any series;

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to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•
to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate a merger or consolidation of the Operating Partnership or any Guarantor, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•
to add to or change or eliminate any provisions of the indenture to the extent necessary or desirable in accordance with any amendments to the Trust Indenture Act or to maintain the qualification of the indenture under the Trust Indenture Act;

•
to cure any ambiguity, defect or inconsistency in the indenture or to make any other provision with respect to matters or questions arising under the indenture, provided that such action will not adversely affect the interests of holders of debt securities of any series in any material respect;

•
to provide for the issuance of any additional debt securities of a series with terms substantially identical to the issued debt securities of that series (which additional debt securities will be treated, together with the already issued debt securities of that series, as a single series of debt securities); or

•
to reflect the release of any guarantor (other than CubeSmart) from the indenture.

The indenture provides that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:
(1)
debt securities owned by the Operating Partnership, any of the guarantors or any other obligor upon the debt securities or any affiliate of the Operating Partnership, any of the guarantors or of that other obligor will be disregarded;

(2)
the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal thereof  (or the U.S. dollar equivalent thereof on the date of original issuance, in the case of debt securities denominated in one or more foreign currencies) that would be due and payable as of the date of determination upon declaration of acceleration of the maturity of that debt security;

(3)
the principal amount of a debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in clause (2) above); and

(4)
debt securities that have been cancelled or delivered to the trustee for cancellation, or for which payment has been made or the redemption amount has been deposited with the trustee as provided in the indenture, will be disregarded.

The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by the Operating Partnership or the holders of at least 25% in principal amount of the outstanding debt securities of that series, in each case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of that series and one or more additional series:
•
there will be no minimum quorum requirement for the meeting; and

•
the principal amount of the outstanding debt securities of such series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge; Legal Defeasance and Covenant Defeasance
Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership and the guarantors may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and premium, if any, and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.
In addition, the indenture provides that, unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may elect either:
•
to defease and discharge itself and the guarantors from any and all obligations with respect to those debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust), or legal defeasance; or

•
to release itself and the guarantors from their obligations with respect to those debt securities under “Covenants” or their obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an event of default with respect to those debt securities, or covenant defeasance;

in either case upon the irrevocable deposit by the Operating Partnership or the guarantors with the trustee, in trust, of any amount, in such currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations, or both, applicable to those debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient, based on a certification by officers of the Operating Partnership, to pay the principal of and premium, if any, and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates.
This trust may only be established if, among other conditions, the Operating Partnership has delivered to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of legal defeasance or covenant defeasance, as the case may be, and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance, as the case may be, had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.
In the event the Operating Partnership effects covenant defeasance with respect to the debt securities of any series and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default described in clause (4) under “Events of Default, Notice and Waiver”

with respect to the covenants described under “Covenants” (which would no longer be applicable to those debt securities) or described in clause (7) under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency, currency unit or composite currency in which those debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from such event of default. However, the Operating Partnership and the guarantors would remain liable to make payment of those amounts due at the time of acceleration.
The applicable prospectus supplement may further describe the provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.
Subordination
The terms and conditions, if any, upon which the debt securities of any series will be subordinated to other indebtedness of the Operating Partnership, including the debt securities of other series, will be set forth in the applicable prospectus supplement. These terms will include a description of the indebtedness ranking senior to the debt securities of that series, the restrictions on payments to the holders of the debt securities of that series while a default with respect to the senior indebtedness is continuing, the restrictions, if any, on payments to the holders of the debt securities of that series following an event of default, and provisions requiring holders of the debt securities of that series to remit certain payments to holders of senior indebtedness.
Book-Entry System and Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more securities in global form that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to that series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. Unless otherwise indicated, global securities will be issued in fully registered form and in either temporary or permanent form. Unless the applicable prospectus supplement states otherwise, and until it is exchanged in whole or in part for the debt securities represented thereby, a global security may not be transferred except as a whole by the depository for that global security to a nominee of that depository or by a nominee of that depository to that depository or another nominee of such depository or by that depository or any nominee of that depository to a successor depository or any nominee of that successor.
The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement. We anticipate that, unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.
The applicable prospectus supplement will state whether the global securities will be issued in certificated or book-entry form. If the global securities are to be issued in book-entry form, we expect that upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with such depository, or participants. These accounts will be designated by the underwriters, dealers or agents with respect to the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.
We expect that, for the global securities deposited with DTC, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities.

The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
Unless otherwise specified in the applicable prospectus supplement or the actual global security, so long as the depository for a global security or its nominee is the registered owner of the book-entry global security, the depository or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement or the global security, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by the global security registered in their names, will not receive or be entitled to receive delivery of debt securities in definitive certificated form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and the participants would authorize beneficial owners through the participants to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of and premium, if any, and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the indenture. Under the terms of the indenture, the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, none of the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar has or will have any responsibility or liability for the payment of those amounts to beneficial owners of debt securities (including principal, premium, if any, and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of the participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in the debt securities to be redeemed to be determined by lot. None of the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for the debt securities or for maintaining any records with respect thereto.
None of the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and the Operating Partnership, the guarantors and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.
If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Operating Partnership within 90 days, the Operating Partnership will issue definitive certificated debt securities in exchange for the global security representing those debt securities. If an event of default has occurred and is continuing with respect to the debt securities of any series, the Operating Partnership will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities of such series. In addition, the Operating Partnership may at any time and in its sole discretion, subject to any limitations described in the applicable prospectus supplement or the global security relating to the debt securities, determine not to have any of the debt securities represented by one or more global securities and in such event will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities.
The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited outside of the United States with a depository, or with a nominee for the depository, identified in the applicable prospectus supplement and/or global security. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement and/or global security.
Certain Definitions
The following are certain defined terms used in this prospectus and the indenture. We refer you to the indenture for the complete definition of all defined terms, as well as any other capitalized terms used in this prospectus or the applicable prospectus supplement for which no definition is provided (Section 101).
For purposes of the following definitions and the indenture generally, all calculations and determinations will be made in accordance with generally accepted accounting principles and will be based upon the consolidated financial statements of the Operating Partnership and its Subsidiaries prepared in accordance with generally accepted accounting principles.
“Government Obligations” means securities which are:
•
direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable; or

•
obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed by the United States of America or that other government;

•
which in either case, are full faith and credit obligations of the United States of America or that other government, and are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by that custodian for the account of the holder of a depositary receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of that depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

“Subsidiary” means, as to any person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of stock of such corporation shall have or might have voting power by reason of the lapse of time or the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company, trust or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest or 50% Capital Percentage at any time. For the purpose of this definition, “Capital Percentage” means, with respect to the interest of CubeSmart, the Operating Partnership or one of its Subsidiaries in any partnership, association, joint venture, limited liability company, trust or other entity, the percentage interest of such partnership, association, joint venture, limited liability company, trust or other entity based on the aggregate amount of net capital contributed by CubeSmart, the Operating Partnership or such Subsidiary in such partnership, association, joint venture, limited liability company, trust or other entity at the time of determination relative to all capital contributions made in such partnership, association, joint venture, limited liability company, trust or other entity at such time of determination.
“United States Alien” means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
A summary of the material U.S. federal income tax considerations to you as a prospective holder of our securities is set forth in Exhibit 99.1 to our Annual Report on Form 10-K, filed with the SEC on February 24, 2023, and incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION
Sales by Us
We may sell the securities from time to time in one or more transactions, including block transactions and transactions on the NYSE or on a delayed or continuous basis, in each case:
•
through underwriters or dealers;

•
through agents;

•
directly to one or more purchasers, including our affiliates;

•
directly to shareholders;

•
through block trades;

•
through a combination of any of these methods of sale; or

•
in any other manner, as provided in the applicable prospectus supplement.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.
For each offering of common shares, preferred shares, depositary shares, subscriptions rights, warrants or debt securities, the prospectus supplement or other offering materials will describe the specific plan, including:
•
the terms of the offering and the specific plan of distribution;

•
the name or names of any underwriters, dealers, agents or direct purchasers;

•
the purchase price of the securities;

•
any delayed delivery arrangements;

•
any commissions paid to agents and any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any other applicable terms of the specific offering.

If we use underwriters for a sale of securities, the underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or under delayed delivery contracts or other contractual commitments. We also may, from time to time, authorize underwriters acting as agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or from the purchasers for whom they may act as agent.
Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities will be named, and any commissions payable by the Company to such agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at-the-market” offering.
If an underwriter or underwriters are utilized in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.
If a dealer is utilized in the sale of the securities, we may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the prospectus supplement relating thereto.
Offers to purchase the securities may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction prices, if utilized, will be described in the prospectus supplement relating thereto.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. We are not making an offer of securities in any state that does not permit such an offer.
If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them from us or from purchasers of the securities and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
In the ordinary course of business, we may engage in transactions with underwriters, dealers, agents and their affiliates and they may perform services for us.
Sales by Selling Securityholders
The selling securityholders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling securityholders (including but not limited to persons who receive securities from a named selling securityholder as a gift, partnership distribution or other nonsale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling securityholders” in this prospectus. The selling securityholders may sell the securities by one or more of the following methods, without limitation:
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block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

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an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

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ordinary brokerage transactions and transactions in which the broker solicits purchases;

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an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

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privately negotiated transactions, directly or through agents;

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short sales;

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through the writing of options on the securities, whether or the options are listed on an options exchange;

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through the distribution of the securities by any securityholders to its partners, members or shareholders;

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one or more underwritten offerings;

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agreements between a broker or dealer and any securityholder to sell a specified number of the securities at a stipulated price per share; and

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any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The selling securityholders may also transfer the securities by gift.
The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. The number of a selling securityholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling securityholder’s securities will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.
The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts and commissions received by them from us or from purchasers of the securities and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.
A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.
The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
We may agree to indemnify the selling securityholders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling securityholders may agree to indemnify us, the other selling securityholders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling securityholders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling securityholders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.
We will not receive any proceeds from sales of any securities by the selling securityholders.
We cannot assure you that the selling securityholders will sell all or any portion of the securities offered.

We will supply the selling securityholders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling securityholder, we will file a prospectus supplement setting forth:
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the aggregate number of securities to be sold;

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the purchase price;

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the public offering price;

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the names of any underwriter, agent or broker-dealer, if applicable; and

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any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling securityholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set forth or incorporated by reference in this prospectus.

LEGAL MATTERS
Unless otherwise set forth in a prospectus supplement, the validity of the securities offered and certain tax matters will be passed upon for us by Troutman Pepper Hamilton Sanders LLP.
EXPERTS
The consolidated financial statements and financial statement schedule of CubeSmart and CubeSmart, L.P. as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

13,510,817 Shares
Common Shares of Beneficial Interest

PROSPECTUS SUPPLEMENT

Wells Fargo Securities
Barclays
BMO Capital Markets
BofA Securities
BTIG
Goldman Sachs & Co. LLC
Jefferies
Regions Securities LLC
Truist Securities
March 3, 2025